                                                                   EXHIBIT 10.44

                             BROOKS AUTOMATION, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

      Nonqualified Stock Option Agreement (the "Option") made effective as of the <<OPTION_DATE>>, between Brooks Automation, Inc. (the "Corporation"), and
<<FIRST_NAME>> <<MIDDLE_NAME>> <<LAST_NAME>> (the "Recipient"), an employee of the Corporation, a Parent or a Subsidiary, pursuant to the Brooks Automation, Inc. 2000 Equity Incentive Plan, as it may be amended from time to time (the "2000 Plan").

                              W I T N E S S E T H:

      WHEREAS, on February 24, 2000, the Corporation adopted the 2000 Plan which provides for the issuance of stock options, and

      WHEREAS, the Corporation and the Recipient desire to enter into an agreement whereby the Corporation will grant the Recipient an option to purchase shares of the Common Stock, $.01 par value, of the Corporation (the "Stock"), and this option is intended to qualify as a Nonqualified Stock Option;

      NOW, THEREFORE, for good and valuation consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Recipient agrees as follows:

      1. Grant of Option.

      Pursuant to the terms and conditions of the 2000 Plan and this Option, the Corporation hereby grants to the Recipient an Option to purchase, as provided in
Section 3 hereof, all or any part of a total of <<SHARES_GRANTED>> shares of Stock (the "Option Shares"). This Option is expressly subject to all of the terms and conditions contained in this Option or in the 2000 Plan, which is hereby incorporated herein by reference. All capitalized terms not defined in this Option have the meanings specified in the 2000 Plan.

      2. Purchase Price.

      The price at which the Option Shares may be purchased shall be
<<OPTION_PRICE>> per share (the "Option Exercise Price"). This price is not less than the Fair Market Value of the Stock on the date of this Option.

      3. Vesting and Exercise of Option.

Subject to the provisions of Section 4 and the right of the Corporation to accelerate the date upon which any or all of the shares covered by this Option becomes exercisable, the Recipient shall become entitled to purchase the indicated percentage of the Option Shares as follows:

Period of Time Elapsed From Date of Option                     Percentage of Total Shares Vesting
------------------------------------------                     ----------------------------------
       One year                                                                25%

       Each 3 month period thereafter for the next 36 months            Additional 6.25%

      If Recipient has attained age 55 and completed at least five years of continuous employment with the Corporation on the date of termination of employment with the Corporation, other than termination due to death, Permanent Disability or termination for cause (a "Retirement"), then the Option Shares shall continue to vest in accordance with the original vesting schedule without regard to the continuous employment requirement.

Notwithstanding any provision herein to the contrary, in no event may this Option be exercised after seven years from the date of this Option (the "Expiration Date").

      4. Termination of Relationship.

If the Recipient ceases to be employed by the Corporation (a "Termination"), then this Option may be exercised as to all vested Option Shares with respect to which Recipient could exercise this Option on the date of Termination, and which shares have not been previously purchased, until the earlier of Expiration Date, or:

            (i) in the case of termination by reason of death or Permanent Disability, one year after termination of employment;

            (ii) in the case of any other termination, other than termination for cause, three months after the termination of employment; or

            (iii) in the case of a Retirement, the full life of the Option without regard to any requirement that the retiree continue his or her employment with the Corporation.

Notwithstanding any provision herein to the contrary the foregoing, in the case of termination for cause (as defined in the governing employment agreement, if any, or as determined in the Corporation's sole discretion), the ability to exercise this Option may be terminated on such earlier date as the Corporation may specify, and such date may be set so as to prevent the Recipient from further exercising any portion of this Option.

      5. Nontransferability; Persons Able to Exercise.

      The Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Recipient, only the Recipient may exercise this Option. If the Recipient dies while still affiliated with the Corporation, or during the periods specified in Section 4, this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of this Option applicable to the Recipient.

      6. Method of Exercising Option.

      The Option may be exercised, in whole or in part, by written notice to the Corporation. The written notice specified in this Section must be accompanied by payment of the Option Exercise Price for the shares being purchased. Payment shall be made in cash, unless the Corporation, in its sole discretion, authorizes payment to be made in shares of the Corporation or a combination of such shares and cash. As soon as practical after receipt of this notice and payment, the Corporation shall deliver a certificate or certificates representing the purchased shares registered in the name of the person or persons exercising this Option. In the event this Option is exercised by any person other than the Recipient, the notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.

      7. Stock Adjustments.

      If there shall be any change in the Stock through merger, consolidation, reorganization, recapitalization, or other change in the corporate structure of the Corporation, appropriate adjustments in the total number and kind of shares subject to this Option shall be made by the Corporation as provided in the 2000 Plan.

      8. No Rights Other Than Those Expressly Created.

      Neither this Option nor any action taken hereunder shall be construed as
(i) giving the Recipient any right to be retained in the employ of, or continue to be affiliated with, the Corporation, (ii) giving the Recipient any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Recipient and the Corporation. As to any claim for any unpaid amounts under this Option, any person having a claim for payments shall be unsecured creditor. The Recipient shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.

      9. Compliance with Laws.

            (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect or withhold income or other taxes from Recipient upon the grant of this Option, the exercise of this Option, or at some other time. The Corporation may require, as a condition to the exercise of this Option, or demand, at such other time as it may consider appropriate, that the Recipient pay the Corporation the amount of any taxes which the Corporation may determine is required to be collected or withheld, and the Recipient shall comply with the requirement or demand of the Corporation.

            (b) Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Recipient shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Option Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Stock issued hereunder may bear a legend to reflect such restrictions.

            (c) General. No Option Shares shall be issued upon exercise of this Option unless and until the Corporation is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares.

      10. Miscellaneous.

            (a) Provisions of the Plan. The Option hereby granted is expressly subject to all of the terms and conditions contained in this Option and in the 2000 Plan, except those which are expressly applicable only to "2000 Plan ISOs", and the 2000 Plan is hereby incorporated herein by reference. All capitalized terms not defined in this Option have the meanings specified in the 2000 Plan. This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.

            (b) Discretion of the Committee. Unless otherwise explicitly provided, the Committee, as defined in the Plan, shall make all determinations required to be made hereunder, including determinations required to be made by the Corporation, and shall interpret all provisions of this Option, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive to the Corporation and the Recipient. The Committee, in its sole discretion, is authorized to accelerate the time at which this Option may be exercised.

            (c) Reservation of Shares. During the term of this Option, the Corporation shall at all times reserve and keep available shares of Stock sufficient to satisfy the requirements of this Option.

            (d) Amendment. This Option may only be modified or amended by a writing signed by both parties.

            (e) Notices. Any notices required to be given under this Option shall be sufficient if in writing and if hand-delivered or if sent by first class mail and addressed as follows:

IF TO THE CORPORATION:

Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA  01824

IF TO THE RECIPIENT:

<<FIRST_NAME>> <<MIDDLE_NAME>> <<LAST_NAME>>
<<ADDRESS_LINE_1>> <<ADDRESS_LINE_2>> <<ADDRESS_LINE_3>>
<<CITY>>, <<STATE>> <<ZIP_CODE>> <<COUNTRY>>

or to such other address as either party may designate under the provisions hereof.

            (f) Successors and Assigns. The rights and obligations of the Corporation under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

            (g) Applicable Law. All rights and obligations under this Option shall be governed by the laws of the Commonwealth of Massachusetts.

            (h) Paragraph Headings. The paragraph headings used in this Option are for convenience of reference only, and are not to be construed as part of this Option.

      IN WITNESS WHEREOF, the parties have executed this Option as an instrument under seal effective as of the date written on the first page of this Option.

BROOKS AUTOMATION, INC.

      By: /s/ Lynda M. Avallone
          -------------------------
          Lynda M. Avallone
          Vice President and Corporate Treasurer

Recipient:

__________________________________

<<FIRST_NAME>> <<MIDDLE_NAME>> <<LAST_NAME>>